EXHIBIT 32.1


                     CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                                CET SERVICES, INC.
                        PURSUANT TO 18 U.S.C. SECTION 1350


     I hereby certify that, to the best of my knowledge, the Annual Report on Form 10-KSB of CET Services, Inc. for the period ending December 31, 2007:

     (1) complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of CET Services, Inc.






/s/ Steven H. Davis
Steven H. Davis
Chief Executive Officer
April 3, 2008



A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to CET Services, Inc. and will be retained by CET Services, Inc. and furnished to the Securities and Exchange Commission upon request.